UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 10, 2023

AMN HEALTHCARE SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16753	06-1500476
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8840 Cypress Waters Boulevard, Suite 300 Dallas, Texas 75019
(Address of principal executive offices) (Zip Code)

(866) 871-8519
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AMN	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On February 16, 2023, AMN Healthcare Services, Inc. (“AMN”) reported its results for the fiscal quarter and year ended December 31, 2022 and announced an increase to its share repurchase program. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information in this Item 2.02, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent as shall be expressly set forth by specific reference in such filing.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 10, 2023, AMN Healthcare, Inc., a Nevada corporation (the “Company”), a wholly owned subsidiary of AMN, entered into a Third Amendment to Credit Agreement (the “Third Amendment”) with respect to the existing Credit Agreement (the “Credit Agreement), dated as of February 9, 2018, by and among the Company, AMN, certain subsidiaries of the Company as guarantors, the several lenders party thereto from time to time (the “Lenders”) and Truist Bank, as administrative agent. Pursuant to the Third Amendment, among other changes, (i) the maturity date of the revolving commitments under the Credit Agreement was extended to February 10, 2028, (ii) the Eurodollar Rate was transitioned to a SOFR based interest rate with a spread of 1.00% to 1.75% (the applicable spread depends on the Company’s Consolidated Net Leverage Ratio, as calculated quarterly in accordance with the Credit Agreement), (iii) the revolving commitments were increased by $350,000,000 for total revolving commitments of $750,000,000, (iv) the maximum LOC Obligations permitted to be outstanding were increased by $50,000,000 for a total of $125,000,000, (v) terms related to the Tranche A Loans were removed, (vi) maximum levels of certain forms of permitted indebtedness were increased, (vii) maximum levels of certain forms of restricted payments were increased and (viii) maximum values for certain permitted investments were increased.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued on February 16, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMN Healthcare Services, Inc.

Date: February 16, 2023	By:	/s/ Cary Grace
Cary Grace
Chief Executive Officer